Registration No. 33-78790

    As filed with the Securities and Exchange Commission on March 13, 1997

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                       POST-EFFECTIVE AMENDMENT NO. NINE

                                      TO

                                   FORM S-11

                            REGISTRATION STATEMENT

                                     UNDER

                    THE SECURITIES ACT OF 1933, AS AMENDED

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                      CNL AMERICAN PROPERTIES FUND, INC.
              (Exact Name of Registrant as Specified in Charter)

                       400 East South Street, Suite 500
                            Orlando, Florida  32801
                          Telephone:  (407) 422-1574
                          --------------------------
                   (Address of principal executive offices)


                                  COPIES TO:
                                  ----------

                         THOMAS H. McCORMICK, ESQUIRE
                           EDMUND D. GRAFF, ESQUIRE
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037

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      On February 6, 1997, CNL American Properties Fund, Inc. (the "Company")
concluded its public offering (the "Initial Offering") of up to 16,500,000 shares of common stock (the "Shares"), including 1,500,000 Shares reserved for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). In connection with the Initial Offering, the Company issued a total of 15,059,177 Shares, including 59,177 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the 1,440,823 Shares registered and reserved for issuance pursuant to the Reinvestment Plan, but not issued in connection with the Initial Offering.


                                       1





                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 12th day of March, 1997.

                                       CNL AMERICAN PROPERTIES FUND, INC.
                                       (Registrant)


                                       By:  /s/JAMES M. SENEFF, JR.
                                            ----------------------------------
                                            JAMES M. SENEFF, JR.,
                                            Chairman of the Board and
                                            Chief Executive Officer








         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                      Title                  Date
            ---------                      -----                  ----


/s/James M. Seneff, Jr.            Chairman of the Board     March 12, 1997
---------------------------------  and Chief Executive
JAMES M. SENEFF, JR.               Officer (Principal
                                   Executive Officer)


/s/Robert A. Bourne                Director and              March 12, 1997
---------------------------------  President (Principal
ROBERT A. BOURNE                   Financial and
                                   Accounting Officer)


/s/G. Richard Hostetter            Independent Director      March 12, 1997
---------------------------------
G. RICHARD HOSTETTER



/s/J. Joseph Kruse                 Independent Director      March 12, 1997
---------------------------------
J. JOSEPH KRUSE



/s/Richard C. Huseman              Independent Director      March 12, 1997
---------------------------------
RICHARD C. HUSEMAN